AMENDED AND RESTATED BY-LAWS
OF
DWS HIGH INCOME TRUST

Dated as of March 11, 2009

ARTICLE 1
Declaration of Trust and Principal Office
1.1 Declaration of Trust.  These By-laws
are adopted pursuant to Article IV Section 2
of the Declaration of Trust, as from time to
time in effect (the "Declaration"), of the
Massachusetts business trust established by
the Declaration (the "Trust") and shall be
subject to the terms of the Declaration.
Any capitalized term not otherwise defined
herein shall have the same meaning given to
such term in the Declaration.
1.2 Principal Office of the Trust.  The
principal office of the Trust in Massachusetts
shall be located in Boston, Massachusetts, or
such other place as shall be determined by the
Trustees from time to time.
The Trust may have offices in such other
places within or without The Commonwealth
of Massachusetts as the Trustees may from
time to time determine.
ARTICLE 2
Trustees
2.1 Chairman; Vice Chairman.  The Trustees
may elect from their own number a Chairman to
hold office until his or her successor shall
have been duly elected and qualified or until
his earlier death, resignation, removal or
disqualification.  If the Chairman is present
at a meeting of the Trustees or Shareholders,
the Chairman shall preside at such meeting.
The Trustees may also elect from their own
number a Vice Chairman to hold office until
his or her successor shall have been duly
elected and qualified or until his earlier
death, resignation, removal or
disqualification.  If the Chairman is not
present at a meeting of the Trustees or
Shareholders, the Vice Chairman, if any,
shall preside at such meeting.
The Chairman and Vice Chairman shall each
have such other duties and powers as the
Trustees may from time to time determine,
but neither shall have individual authority
to act for the Trust as an officer of
the Trust.
2.2 Regular Meetings.  Regular meetings of
the Trustees may be held without call or
notice at such places (including for these
purposes, by means of conference telephone
circuit, video conferencing or similar
communications equipment by means of which
all persons participating in the meeting can
hear each other as provided for in the
Declaration) as the Trustees may from time
to time determine.
2.3 Special Meetings.  Special meetings of
the Trustees may be held at any time and at
any place (including for these purposes, by
means of conference telephone circuit, video
conferencing or similar communications
equipment by means of which all persons
participating in the meeting can hear each
other as provided for in the Declaration)
designated in the call of the meeting when
called by the Chairman, the President or
the Treasurer or by two or more Trustees,
sufficient notice thereof as described
in Section 2.4 below being given to each
Trustee by the Secretary or an Assistant
Secretary or by the person calling
the meeting.
2.4 Notice of Special Meetings.  It shall be
sufficient notice to a Trustee of a special
meeting to send notice by overnight mail at
least forty-eight hours or by email or
facsimile at least twenty-four hours
before the meeting addressed to the Trustee
at his or her usual or last known business
or residence address, email address or
facsimile number as applicable, or to give
notice to him or her in person or by
telephone at least twenty-four hours before
the meeting.  Notice of a special meeting
need not be given to any Trustee if a written
waiver of notice, executed by him or her
before or after the meeting, is filed
with the records of the meeting, or to any
Trustee who attends the meeting without
protesting prior thereto or at its
commencement the lack of notice to him or
her.  Neither notice of a meeting nor a
waiver of a notice need specify the purposes
of the meeting.
2.5 Quorum and Manner of Acting.  At any
meeting of the Trustees, one-third of the
Trustees then in office shall constitute a
quorum for the transaction of business.
Any meeting may be adjourned from time to
time by a majority of the votes cast upon
the question, whether or not a quorum is
present, and the meeting may be held as
adjourned without further notice.  Meetings
of the Trustees shall be presided
over by the Chairman, or, if the Chairman
is not present at the meeting, then by the
Vice Chairman, if any, or if there is no Vice
Chairman or the Vice Chairman is not present
at the meeting, then by another Trustee
designated by the Chairman, or if there
is no such designee present at the meeting,
then by a person appointed to act as chairman
of the meeting by the remaining Trustees
present at the meeting.
The Declaration contains further provisions
relating to the manner of acting by the
Trustees.  Except as set forth specifically
in the Declaration, any action that may be
taken by the Trustees may be taken by
them without the vote or consent of
Shareholders.
2.6 Actions by Consent.  If in accordance
with the provisions of the Declaration
any action is taken by the Trustees by a
written consent of fewer than all of the
Trustees, prompt notice of any such action
shall be furnished to each Trustee who did
not execute such written consent, provided
that the effectiveness of such action shall
not be impaired by any delay or failure to
furnish such notice.  All such consents
shall be filed with the records of the
Trustees' meetings.  Any such written
consents may be executed and delivered by
electronic means.  The Declaration contains
further provisions relating to
action by consent of the Trustees.
2.7 Counsel and Experts.  The Trustees who
are not "interested persons" of the Trust
pursuant to the 1940 Act may from time to
time as they may determine, at the Trust's
expense, hire such employees and retain
such counsel, accountants, appraisers or
other experts or consultants whose services
such Trustees may, in their discretion,
determine to be necessary or desirable from
time to time, including services to one or
more Committees established by the Trustees,
and may execute any agreements, contracts,
instruments or other documents in connection
therewith.
2.8 Continuing Trustees.  "Continuing
Trustee" means a Trustee who (A) is not
an Interested Party or an Affiliate or an
Associate of an Interested Party and has been
a Trustee for a period of at least 12
months; (B) is a successor of a Continuing
Trustee who is not an Interested Party or
an Affiliate or an
Associate of an Interested Party and is
recommended to succeed a Continuing Trustee
by a majority of the Continuing Trustees
then on the Board of Trustees; or (C) is
elected to the Board of Trustees to be
a Continuing Trustee by a majority of the
Continuing Trustees then on the Board of
Trustees and who is not an Interested Party
or an Affiliate or Associate of an
Interested Party.
      (a) "Interested Party" means any
Person, other than an investment company
advised by the Trust's current investment
manager (or the successor to that manager
through reorganization, merger, acquisition
or otherwise of the manager or its successor)
or any of its (or the successor's) Affiliates
(an "Affiliated Investment Company"), which
enters, or proposes to enter, into a Business
Combination with the Trust or which individually
or together with any other Persons beneficially
owns or is deemed to own, directly or
indirectly, more than 5 percent of any class
of the Trust's securities (within the meaning
of Section 13(d) of the Securities Exchange Act
of 1934, as amended and the rules and regulations
thereunder (the "1934 Act")).  No Trustee
shall be an Interested Party solely because
such Trustee is a trustee or director of an
Affiliated Investment Company.
      (b) "Person" means a natural person, a
corporation, a trust, a partnership, a limited
liability company or any other entity or
organization.
      (c) "Affiliate" and "Associate" shall
have the respective meanings ascribed to such
terms in Rule 12b-2 under the 1934 Act; provided
that the term "Affiliate" shall also include any
person who, at or prior to the time of election
to the Board of Trustees, had expressed support
in writing of any proposals of an Interested
Party for which shareholder approval would be
required (for purposes of consideration
of these proposals only).
      (d) "Business Combination" means any
action described in Section 10.4(a), 10.4(b)
or 10.4(c) of these By-laws.
2.9 Classes of Trustees.  Prior to the
annual meeting (as defined in Section 9.1 below)
of Shareholders held in the year 2009, the
Trustees shall classify themselves by resolution,
with respect to the time for which they or their
successors will severally hold office, into the
following three classes:  Class I, who shall
each serve as Trustee until the 2009 annual
meeting of Shareholders and until the election
and qualification of a successor or until such
Trustee sooner dies, resigns, retires or is
removed; Class II, who shall each serve as
Trustee until the 2010 annual meeting of
Shareholders and until the election and
qualification of a successor or until such
Trustee sooner dies, resigns, retires or is
removed; and Class III, who shall each serve
as Trustee until the 2011 annual meeting of
Shareholders and until the election and
qualification of a successor or until such
Trustee sooner dies, resigns, retires or is
removed.  Each Class shall consist, as
nearly as may be possible, of one-third of
the total number of Trustees constituting
the entire Board of Trustees.  At each annual
meeting beginning with the 2009 annual meeting,
the successor of each member of the Class of
Trustees whose term would expire upon the
election and qualification of a successor at
that meeting (each Trustee whose term would
expire upon the election and qualification of
a successor at that annual meeting being
referred to herein as an "Expiring Trustee")
shall be elected to hold office until the
annual meeting held in the third succeeding
year and until the election and qualification
of such Trustee's successor, if any, or until
such Trustee sooner dies, resigns, retires or
is removed.  In the event that at an annual
meeting the number of nominees with respect
to a Class of Trustees exceeds the sum of (i)
the number of Expiring Trustees in such Class
of Trustees plus (ii) the number of vacancies
in such Class of Trustees, and one (or more)
successors who are not Expiring Trustees
("Non-ET Successors") are elected at such
annual meeting, then the Non-ET Successors
shall first fill any vacancies and then
succeed those Existing Trustees with
the fewest affirmative votes.  If an annual
meeting is called for the purpose of
considering the election of an Expiring Trustee
or such Trustee's successor (the "Current
Annual Meeting"), and the Expiring
Trustee is not elected and such Expiring
Trustee's successor is not elected and
qualified (in either case, because the required
vote or quorum is not obtained, or otherwise),
then such Trustee shall remain a member of the
relevant Class, holding office until the annual
meeting held in the third succeeding year
following the year set for the Current Annual
Meeting in the initial call thereof and until
the election and qualification of such Trustee's
successor, if any, or until such Trustee sooner
dies, resigns, retires or is removed.  If the
number of Trustees is changed, any increase or
decrease shall be apportioned among
the Classes, as of the annual meeting of
Shareholders next succeeding any such change,
so as to maintain a number of Trustees in each
Class as nearly equal as possible, with the
result that, to the extent a Trustee is
assigned to a new Class, his or her term as
Trustee shall coincide with that of his or
her newly assigned Class.
2.10 Vacancies.  Unless otherwise required
by applicable law, the decision by the Board
of Trustees to submit the filling of a vacancy
or anticipated vacancy on the Board of Trustees
to the Shareholders, all as described in
Article IV Section 1(f) of the Declaration,
shall require the affirmative vote or consent
of at least eighty percent (80%) of the
remaining Continuing Trustees and a majority
of all of the remaining Trustees.  Any Trustee
who fills a vacancy either by appointment of
the other Trustees or election by Shareholders,
whether such vacancy resulted from an increase
in the size of the Board or otherwise, shall
hold office for the remainder of the full
term of the Class of Trustees in which the
vacancy occurred or the new Trusteeship was
created and until his or her successor shall
be elected and shall qualify or until such
Trustee sooner dies, resigns, retires, or
is removed.
2.11 Majority Voting for the Election of
Trustees.  A majority of the Shares
outstanding and entitled to vote on the
matter shall elect a Trustee.  A Trustee
may but need not be a Shareholder.
ARTICLE 3
Officers
3.1 Enumeration; Qualification.  The
officers of the Trust shall be a
President, a Treasurer, a
Secretary and such other officers
as the Trustees from time to time may
in their discretion elect, appoint
or authorize in accordance with
Section 3.2 below.  Any officer of the
Trust may but need not be a
Trustee or a Shareholder.  Any two or
more offices, except those of President
and Vice-President, may be held by the same
person.  An officer may but need not be
a Shareholder.
3.2 Election.  The President, the Treasurer
and the Secretary shall be elected by the
Trustees upon the occurrence of a vacancy
in any such office.  Other officers, if
any, may be elected or appointed by the
Trustees at any time.  Vacancies in any
such other office may be filled at any time.
3.3 Tenure.  Each officer shall hold
office in each case until he or she dies,
resigns, is removed or becomes disqualified.
3.4 Powers.  Each officer shall have, in
addition to the duties and powers herein
and in the Declaration set forth, such
duties and powers as are commonly incident
to the office occupied by him or her as
if the Trust were organized as a
Massachusetts business corporation and
such other duties and powers as the
Trustees may from time to time designate.
3.5 President.  Unless the Trustees
otherwise provide, the President shall
be the chief executive officer
of the Trust.
3.6 Treasurer.  Unless the Trustees provide
otherwise, the Treasurer shall be the chief
financial and accounting officer of the
Trust, and shall, subject to the provisions
of the Declaration and to any
arrangement made by the Trustees with a
custodian, investment adviser or manager,
or transfer, Shareholder servicing or
similar agent, be in charge of the valuable
papers, books of account and accounting
records of the Trust, and shall have such
other duties and powers as may be designated
from time to time by the President.
3.7 Secretary.  The Secretary shall record
all proceedings of the Shareholders and the
Trustees in books to be kept therefor, which
books or a copy thereof shall be kept at an
office of the Trust.  In the absence of the
Secretary from any meeting of the Shareholders
or Trustees, an Assistant Secretary, or if
there be none or if he or she is absent, a
temporary Secretary chosen at such meeting
shall record the proceedings thereof in the
aforesaid books.
3.8 Resignations and Removals.  Any officer
may resign at any time by written instrument
signed by him or her and delivered to the
Chairman, the President or the Secretary or
to a meeting of the Trustees.  Such
resignation shall be effective upon
receipt unless specified to be effective
at some other time.  The Trustees may
remove any officer with or without cause.
Except to the extent expressly provided
in a written agreement with the Trust,
no officer removed shall have any right
to damages on account of such
removal.
ARTICLE 4
Committees
4.1 Establishment and Authority.  The
Declaration contains provisions relating
to the establishment of committees by
the Trustees.  Each committee shall have
such powers and authority as shall be
authorized by the Trustees, and may fix
its own rules and procedures to the extent
consistent with the Declaration and these
By-laws, subject to approval by the Trustees.
4.2 Quorum; Voting.  Unless the specific
rules and procedures adopted by a Committee in
accordance with Section 4.1 provide otherwise,
a majority of the members of any Committee of
the Trustees shall constitute a quorum for the
transaction of business, and any action of
such a Committee may be taken at a meeting by
a vote of a majority of the members present
(a quorum being present) or
evidenced by one or more writings signed by
such a majority (which writings may be
executed and/or delivered by electronic means).
Members of a Committee may participate in a
meeting of such Committee by means of a
conference telephone circuit, video
conferencing or similar communications
equipment by means of which all persons
participating in the meeting can hear each
other at the same time and participation
by such means shall constitute presence
in person at a meeting.
ARTICLE 5
Reports and Communications
5.1 General.  The Trustees and officers shall
render notices and reports as may be required
from time to time by any applicable law.
Officers and Committees shall render such
additional reports as they may deem desirable
or as may from time to time be required by
the Trustees.
5.2 Communications with Shareholders.  Any
notices, reports, proxy statements or other
communications required under the Declaration,
these By-Laws or applicable law to be sent to
Shareholders may be sent, delivered or made
available in any reasonable manner as may be
determined by the Trustees if not otherwise
prohibited by applicable law, including,
without limitation, by email or other
electronic means or by posting on a website;
and such communications may be sent,
delivered or otherwise made available to
Shareholders in accordance with householding
or other similar rules under which a single
copy of such communication may be sent to
Shareholders who reside at the same
address.  No communication need be given to
any Shareholder who shall have failed to
inform the Trust of the Shareholder's current
address, and the Trustees may in their
discretion from time to time adopt,
or may authorize the officers or agents
of the Trust to adopt, procedures or
policies with respect to communications to
Shareholders that are returned to the Trust
or its agents as undeliverable and similar
matters.  Any Shareholder may waive receipt
of notice or any other communication.
Communications shall be deemed to have been
given at the time when delivered personally
or deposited in the mail or with another
carrier or sent by any means of written or
electronic communication or, where notice is
given by posting on a website or by publication,
on the date of posting or publication.
ARTICLE 6
Seal
6.1 General.  The Trustees may adopt a seal
of the Trust which shall be in such form and
shall have such inscription thereon as the
Trustees may from time to time prescribe,
but unless otherwise required by the Trustees,
the seal shall not be necessary to be placed on
and its absence shall not impair the validity
of, any document, instrument or other paper
executed and delivered by or on behalf of the
Trust.  In the absence of a seal, a recital
in any written instrument that such instrument
is given under seal or otherwise is intended
to take effect as a sealed instrument shall
be sufficient to give such instrument
the legal effect of a sealed instrument.
ARTICLE 7
Execution of Papers
7.1 General.  All deeds, leases, contracts,
notes and other obligations made by the
Trustees shall be signed by the President,
any Vice President elected or appointed by
the Trustees, the Treasurer or the
Secretary, except as the Trustees may
generally or in particular cases authorize
the execution thereof in some other manner,
or as otherwise provided in these By-Laws.
ARTICLE 8
Shares and Share Certificates
8.1 Share Certificates.  Unless the issuance
of certificates is authorized by the Trustees,
Shares shall be held on the books of the Trust
by one or more transfer agents (each, a
"Transfer Agent") in uncertificated form,
and the record owners of such Shares shall
be treated for all purposes as
Shareholders under the Declaration.
The Trustees may at any time authorize the
issuance of share certificates for Shares
in such form as the Trustees may prescribe
from time to time.  Each such certificate
shall bear a distinguishing number, shall
exhibit the holder's name and the number
of Shares owned by such holder, and shall
be signed by the President or a Vice President
and by the Treasurer or an Assistant Treasurer.
Such signatures may be facsimile, printed or
engraved if the certificate is signed by the
Transfer Agent with respect to such
Shares or by a registrar.  In case any officer
who has signed or whose facsimile signature
has been placed on such certificate shall
cease to be such officer before such certificate
is issued, it may be issued by the Trust with
the same effect as if he or she were such
officer at the time of its issue.
8.2 Share Transfers.  Transfers of Shares
of the Trust shall be made only on the books
of the Trust,
as maintained by the Transfer Agent with
respect to such Shares, by the registered
holder thereof, or by his attorney thereunto
authorized by power of attorney duly executed
and filed with the Transfer Agent for such
Shares and upon surrender of any certificate
or certificates representing such Shares, if
any, properly endorsed and the payment of all
taxes thereon.  Except as may be otherwise
provided by law or these By-Laws, the Person
in whose name Shares stand on the books of the
Trust shall be deemed the owner thereof for
all purposes as regards the Trust; provided
that properly documented pledges of Shares as
collateral security may be accounted for by
the Transfer Agent in accordance with its
standard procedures with respect thereto.
8.3 Loss of Certificates.  The transfer agent
for any class (or series of such class) of
Shares, with the approval of any two officers
of the Trust, is authorized to issue and
countersign replacement certificates
for Shares which have been lost, stolen or
destroyed upon (i) receipt of an affidavit
or affidavits of loss or non receipt and of
an indemnity agreement executed by the
registered holder or his legal
representative and supported by an open
penalty surety bond, said agreement and
said bond in all cases to be in form and
content satisfactory to and approved by
the President or the Treasurer, or (ii)
receipt of such other documents and assurances
as may be approved by the Trustees.
8.4 Regulations.  The Trustees may make such
additional rules and regulations, not
inconsistent with these By-Laws, as they
may deem expedient concerning the issue,
certification, transfer and registration
of Shares.
ARTICLE 9
Shareholders
9.1 Meetings.
      (a) Annual Meetings.  Regular meetings
of Shareholders for the election of Trustees
and the transaction of such other business
that is proper for Shareholder action under
the Declaration, these By-laws and applicable
law and as may properly come before the meeting
shall be held once each calendar
year (each such meeting an "annual meeting").
Annual meetings may only be called by Trustees
or the President.  The Trustees or President
shall determine the date, time and place for
any annual meeting, which place may be within
or without The Commonwealth of Massachusetts,
or any adjournments or postponements thereof.
Any annual meeting so called may be postponed
by the Trustees prior to the meeting with
notice to the Shareholders entitled to vote
at that meeting.  Except as provided in Article
IV Section 1(f) of the Declaration, Trustees
shall be elected only at annual meetings
of Shareholders.
      (b) Special Meetings.  Meetings of the
Shareholders other than annual meetings
(each such meeting a "special meeting")
may be called at any time by the Trustees,
by the President or, if the Trustees and
the President shall fail to call any meeting
of Shareholders for a period of 30 days after
Written Application (as defined below) to
the Secretary of the Trust of one or more
Shareholders who hold at least 25% of all
Shares issued and outstanding and entitled
to vote at the meeting (or 10% if the
purpose of the meeting is to determine if
a Trustee shall be removed from office),
then such Shareholder(s) may call such
meeting (which call by the Shareholder(s)
shall occur automatically with no
further action of the Shareholder(s)
pursuant to the procedures set forth in
Section 9.1(c)(4) of these By-laws).  A
special meeting of Shareholders may be
called only for the purpose of transacting
of such business that is proper for
Shareholder action under the Declaration,
these By-laws and applicable law
and as may properly come before such meeting.
The Trustees or President shall determine
the date, time and place of any special
meeting of Shareholders, which place may
be within or without The Commonwealth of
Massachusetts.  Any special meeting of
Shareholders may be postponed by the
Trustees prior to the meeting with notice
to the Shareholders entitled to vote at
that meeting.
      (c) Shareholder-Requested Special
Meetings.
            (1)	Any Shareholder(s) seeking
to provide Written Application for a special
meeting shall, by sending written notice
to the Secretary (the "Record Date Request
Notice") by registered mail, return receipt
requested, request the Trustees to fix a
record date to determine the Shareholders
entitled to provide Written Application for
a special meeting (the "Request Record Date").
The Record Date Request Notice shall set
forth the purpose of the meeting and the
matters proposed to be acted on at it,
shall be signed by one or more Shareholders
as of the date of signature (or their agents
duly authorized in a writing accompanying
the Record Date Request Notice), shall bear
the date of signature of each such Shareholder
(or such agent) and shall set forth all
information relating to each such Shareholder
that must be disclosed in solicitations of proxies
for election of Trustees in an election
contest (even if an election contest is not
involved), or is otherwise required, in each
case pursuant to Regulation 14A (or any successor
provision) under the 1934 Act.  Upon receiving
the Record Date Request Notice, the Trustees
may fix a Request Record Date.  The Request Record
Date shall not precede and shall not be more
than ten days after the close of business on
the date on which the resolution fixing the
Request Record Date is adopted by the Trustees.
If the Trustees, within ten days after the date
on which a valid Record Date Request Notice is
received, fail to adopt a resolution fixing
the Request Record Date, the Request Record
Date shall be the close of business on the tenth
day after the first date on which the Record
Date Request Notice is received by the Secretary.
            (2)	In order for any Shareholder to
provide a written application for a special
meeting pursuant to Section 9.1(b) of these
By-laws, one or more written applications for
a special meeting signed by Shareholders
(or their agents duly authorized in a writing
accompanying the request) as of the Request
Record Date holding at least 25% of all Shares
issued and outstanding and entitled to
vote at such meeting (or 10% if the purpose
of the meeting is to determine if a Trustee
shall be removed from office) (the foregoing
percentages of Shares being referred to herein
as the "Special Meeting Percentage" and the
foregoing written applications (representing
at least the Special Meeting Percentage) being
referred at as the "Written Application") shall
be delivered to the Secretary.  In addition,
the Written Application shall set forth the
purpose of the meeting and the matters proposed
to be acted on at it (which shall be limited to
those lawful and proper matters for Shareholder
action under the Declaration, these By-laws
and applicable law set forth in the Record
Date Request Notice received by the Secretary),
shall bear the date of signature of each such
Shareholder (or such agent) signing the
Written Application, shall set forth the name
and address, as they appear in the Trust's
books, of each Shareholder signing such
application (or on whose behalf the Written
Application is signed) and the
class, series and number of all shares of the
Trust which are owned by each such
Shareholder, and the nominee holder for,
and number of, shares owned by such Shareholder
beneficially but not of record, shall be sent
to the Secretary by registered mail, return
receipt requested, and shall be received by the
Secretary within 60 days after the Request
Record Date.  Any Shareholder providing a
Written Application (or agent duly authorized
in a writing accompanying the revocation or
the Written Application) may revoke his, her
or its Written Application at any time by
written revocation delivered
to the Secretary.
            (3)	The Secretary shall inform
the Shareholders providing a Written
Application of the reasonably estimated
cost of preparing and mailing the notice
of meeting (including the Trust's proxy
materials).  No special meeting shall be
called upon a Written Application and such
meeting shall not be held unless, in addition
to the documents required by paragraph (2)
of this Section 9.1(c), the Secretary
receives payment of such reasonably estimated
cost prior to the mailing of any notice of
the meeting.
            (4)	In the case of any special
meeting called by the Trustees or President
upon a Written Application or automatically
called by Shareholder(s) upon the failure
of the Trustees and President to call a
meeting pursuant to Section 9.1(b) of these
By-laws (in either case, a "Shareholder-
Requested Meeting"), such meeting shall
be held at such place, date and time as may
be designated by the President or Trustees;
provided, however, that the date of any
Shareholder-Requested Meeting shall be not
more than 120 days after the record date
for such meeting (the "Meeting Record Date");
and provided further that if the Trustees or
President fail to designate, within thirty
days after the date that a valid Written
Application is actually received by the
Secretary (the "Delivery Date"), a date
and time for a Shareholder-Requested
Meeting, then such meeting shall be held
at 2:00 p.m. local time on the 120th day
after the Meeting Record Date or, if such
120th day is not a Business Day (as defined
below), on the first preceding Business Day;
and provided further that in the event that
the Trustees or President fail to designate
a place for a Shareholder-Requested Meeting
within thirty days after the Delivery Date,
then such meeting shall be held at the
principal executive office of the Trust.
In fixing a date for any special meeting,
the Trustees or the President may consider
such factors as he, she or they deem relevant
within the good faith exercise of business
judgment, including, without limitation, the
nature of the matters to be considered,
the facts and circumstances surrounding
any request for meeting and any plan of the
Trustees or the President to call an annual
meeting or a special meeting.  If the
Trustees fail to fix a Meeting Record Date
that is a date within 30 days after the
Delivery Date, then the close of business
on the 30th day after the Delivery Date
shall be the Meeting Record Date.  The Board
of Trustees may revoke the notice for
any Shareholder-Requested Meeting in
the event that the requesting Shareholders
fail to comply with the provisions of
paragraph (3) of this Section 9.1(c).
            (5)	If written revocations of
Written Applications for the special
meeting have been delivered to the Secretary
and the result is that Shareholders
(or their agents duly authorized in writing),
as of the Request Record Date, holding
less than the Special Meeting Percentage
have delivered, and not revoked, Written
Applications for a special meeting to the
Secretary, the Secretary shall: (i) if the
notice of meeting has not already been mailed,
refrain from mailing the notice of the
meeting and send to all Shareholders who
have made Written Applications and not
revoked such Written Applications
written notice of any revocation of
Written Applications for the special
meeting, or (ii) if the notice of
meeting has been mailed and if the Secretary
first sends to all Shareholders who have made
Written Applications and have not revoked such
Written Applications for a special meeting
written notice of any revocation of Written
Applications for the special meeting and
written notice of the Secretary's intention
to revoke the notice of the meeting, revoke
the notice of the meeting at any time before
ten days before the commencement of the meeting.
Any written application for a special meeting
received after a revocation by the Secretary
of a notice of a meeting shall be considered
a written application for a new
special meeting.
            (6)	The Trustees or the President
may appoint independent inspectors of elections
to act as the agent of the Trust for the
purpose of promptly performing a ministerial
review of the validity of any purported
Written Application received by the Secretary.
For the purpose of permitting the inspectors
to perform such review, no such purported
Written Application shall be deemed to have
been delivered to the Secretary until the
earlier of (i) five Business Days after receipt
by the Secretary of such purported Written
Application and (ii) such date as the
independent inspectors certify to the Trust
that the valid Written Applications
received by the Secretary represent at
least the Special Meeting Percentage.
Nothing contained in this paragraph (6)
shall in any way be construed to suggest
or imply that the Trust or any Shareholder
shall not be entitled to contest the
validity of any purported Written
Application, whether during or after such
five-Business Day period, or to take any other
action (including, without limitation, the
commencement, prosecution or defense of any
litigation with respect thereto, and the
seeking of injunctive relief in such litigation).
            (7)	For purposes of this
Section 9.1(c), "Business Day" shall mean
any day other than a Saturday, a Sunday or
other day on which banking institutions in
the State of New York are authorized or
obligated by law or executive order to close.
9.2 Record Dates.  For the purpose of
determining the Shareholders of the Trust or
any class (or series of such class) of Shares
of the Trust who are entitled to vote or act
at any meeting or any adjournment or
postponement thereof, or who are entitled to
receive payment of any dividend or of any
other distribution, the Trustees may from time to
time fix a time, or may authorize the officers to
fix a time, which shall be not more than 120
days before the date set for any meeting of
Shareholders (without regard to any adjournments
or postponements thereof) or more than 60 days
before the date of payment of any dividend or of
any other distribution, as the record date for
determining the Shareholders of the Trust or
such class (or series of such class) having the
right to notice of and to vote at such meeting
and any adjournment or postponement thereof or
the right to receive such dividend or distribution,
and in such case only Shareholders on such record
date shall have such right notwithstanding any
transfer of Shares on the books of the Trust after
the record date; or without fixing such record
date the Trustees may for any such purposes close
the register or transfer books for all or
part of such period.
9.3 Notice of Meetings.  Notice of all meetings
of Shareholders and any postponement thereof,
stating the time, place and purposes of the
meeting, shall be given by the Secretary or
the Trustees in accordance with Section 5.2
hereof at least seven days and not more than 120
days before the date for the meeting set forth
in such notice, to each Shareholder of record
entitled to vote at the meeting on the
date set in accordance with Section 9.2 hereof.
Any adjourned meeting may be held as adjourned
without further notice to the extent permitted by
Article V Section 3 of the Declaration.  Where
separate meetings are held for Shareholders of
the individual class (or series of such class)
to vote on a matter required to be voted on by
Shareholders of the Trust in the aggregate,
notice of each such separate meeting shall be
provided in the manner described above in this
Section.
9.4 Quorum.  For the purposes of establishing
whether a quorum is present, all Shares present
and entitled to vote, including abstentions and
broker non-votes, shall be counted.
9.5 Adjournments.  To the extent permitted by
Article V Section 3 of the Declaration, any
meeting of Shareholders may, by action of the
chairman of the meeting, be adjourned without
further notice with respect to one or more matters
to be considered at such meeting to a designated
time and place, whether or not a quorum is
present with respect to such matter; upon
motion of the chairman of the meeting, the
question of adjournment may be submitted to
a vote of the Shareholders, and in that case,
any adjournment with respect to one or more
matters must be approved by the vote of
holders of a majority of the Shares present
and entitled to vote with respect to the matter
or matters adjourned, and without further
notice to the extent permitted by Article V
Section 3 of the Declaration.  Unless a proxy
is otherwise limited in this regard, any Shares
present and entitled to vote at a meeting that
are represented by broker non-votes, may, at
the discretion of the proxies named therein, be
voted in favor of such an adjournment.
9.6 Proxies.  At any meeting of Shareholders,
any holder of Shares entitled to vote thereat
may vote by proxy, provided that no proxy shall
be voted at any meeting unless it shall have
been placed on file with the Secretary, or with
such other officer or agent of the Trust as the
Trustees or officers may direct, for
verification prior to the time at which such vote
shall be taken.  In connection with the
solicitation of proxies by the Trustees, a
Shareholder may give instructions through
telephonic or electronic methods of communication
or via the Internet for another person to execute
his or her proxy, if in each case such method has
been authorized by the Trust by its officers,
and pursuant in each case to procedures
established or approved by the officers of the
Trust or agents employed by the Trust for such
purpose as reasonably designed to verify that
such instructions have been authorized by such
Shareholder; and the placing of a Shareholder's
name on a proxy pursuant to such instructions
shall constitute execution of such proxy by or
on behalf of such Shareholder.  Proxies may also
be submitted via facsimile if such method has
been authorized by the Trust by its officers,
and pursuant to procedures established or
approved by the officers of the Trust or
agents employed by the Trust for such purpose.
Pursuant to a vote of the Trustees, proxies may
be solicited in the name of one or more Trustees
and/or one or more of the officers of the Trust.
Subject to the third paragraph of Article V
Section 1 of the Declaration, when any Share is
held jointly by several persons, any one of them
may vote at any meeting in person or by proxy in
respect of such Share.  If the holder of any such
Share is a minor or a person of unsound mind,
and subject to guardianship or to the legal
control of any other person as regards the
charge or management of such Share, such Share
may be voted by such guardian or such other
person appointed or having such control, and
such vote may be given in person or by proxy.
Unless otherwise specifically limited by their
terms, proxies shall entitle the holder thereof
to vote at any postponement or adjournment of a
meeting, and no proxy shall be valid after
eleven months from its date.  A Shareholder
who has submitted a proxy may revoke or
withdraw the proxy with respect to any matter
to be considered at a meeting or any adjournment
or postponement thereof if such revocation or
withdrawal is properly received prior to the
vote on that matter.  A Shareholder may also
revoke a prior proxy prior to a vote on a matter
by delivering a duly executed proxy bearing a
later date or by attending the meeting or the
adjournment or postponement thereof and voting
in person on the matter or matters.
9.7 Conduct of Meetings.  Meetings of the
Shareholders shall be presided over by the
Chairman, or, if the Chairman is not present
at the meeting, then by the Vice Chairman,
if any, or if there is no Vice Chairman or
the Vice Chairman is not present at the
meeting, then by another Trustee or officer
designated by the Chairman, or if there is
no such designee present at the meeting, then
by the most senior officer of the Trust present
at the meeting and such person shall be deemed
for all purposes the chairman of the meeting.
The chairman of the meeting shall determine
the order of business of the meeting and may
prescribe such rules, regulations and procedures
and take such actions as, in the
discretion of such chairman, are appropriate
for the proper conduct of the meeting.  For
any matter to be properly before any meeting
of Shareholders, the matter must be a proper
matter for Shareholder action under the
Declaration, these By-laws and applicable
law and must be specifically identified in the
notice of meeting or otherwise brought before
the meeting in accordance with these By-laws
or by or at the direction of the chairman of
the meeting, in the chairman's sole direction.
The Trustees may from time to time in their
discretion provide for procedures by which
Shareholders may, prior to any meeting
at which Trustees are to be elected, submit
the names of potential candidates for Trustee,
to be considered by the Trustees, or any proper
committee thereof.  At all meetings of
Shareholders, unless voting is conducted by
inspectors, all questions relating to the
qualification of voters and the validity of
proxies and the acceptance or rejection of
votes shall be decided by the chairman of
the meeting.  Unless otherwise determined
by the chairman of the meeting, meetings shall
not be required to be held in accordance
with the rules of parliamentary procedure.
9.8 Inspectors of Election.  In advance of
any meeting of Shareholders, the Trustees,
or at the meeting, the chairman of the
meeting, may appoint Inspectors of Election
to act at the meeting or any adjournment or
postponement thereof.  Unless otherwise
instructed by the Trustees or the chairman
of the meeting, the Inspectors of Election
shall determine the number of Shares
outstanding, the Shares represented at
the meeting, the existence of a quorum,
the authenticity, validity and effect of
proxies (subject to the requirements of
Article V Section 1 of the Declaration),
shall receive votes, ballots or consents,
shall hear and determine all challenges
and questions in any way arising in
connection with the right to vote, shall
count and tabulate all votes and consents,
determine the results, and do such other
acts as may be proper to conduct the
election or vote.
9.9 	Advance Notice of Shareholder
Nominees for Trustees and Other Shareholder
Proposals.
      (a) 	Annual Meetings of
Shareholders.
            (1)	Nominations of individuals
for election to the Board of Trustees
and the proposal of other business to be
considered by the Shareholders may be made
at an annual meeting (i) pursuant to the
Trust's notice of meeting given by the
Secretary or Trustees pursuant to Section
9.3 of these By-laws, (ii) by or at the
direction of the Board of Trustees or
(iii) by any Shareholder if such
Shareholder (A) can demonstrate to the
Trust record ownership of Shares both
as of the time the Shareholder Notice
(as defined below) was delivered to the
Secretary as provided in Section 9.9(a)(2)
of these By-laws and at the time of the
annual meeting, (B) is entitled to vote
the applicable Shares at the meeting and
(C) has complied with the procedures set
forth in this Section 9.9(a).  The
requirements of this Section 9.9 will apply
to any business to be brought before an
annual meeting by a Shareholder whether
such business is to be included in the
Trust's proxy statement pursuant to Rule
14a-8 of the proxy rules (or any successor
provision) promulgated under the 1934 Act,
presented to Shareholders by means of an
independently financed proxy solicitation
or otherwise presented to Shareholders.
            (2)	For nominations or other
business to be properly brought before an
annual meeting by a Shareholder pursuant
to clause (iii) of paragraph (a)(1) of
this Section 9.9, the Shareholder must
have given timely notice thereof in writing
to the Secretary of the Trust (a
"Shareholder Notice") and such other
business must otherwise be a proper
matter for action by the Shareholders.
To be timely, a Shareholder Notice shall
be delivered to the Secretary at the
principal executive office of the
Trust not earlier than the 150th day
and not later than 5:00 p.m., Eastern
Time, on the 120th day prior
to the first anniversary of the date
on which notice of the prior year's
annual meeting was first given to
Shareholders.  However, in the event
that the date of the annual meeting
set forth in a notice of meeting
given by the Secretary or Trustees
pursuant to Section 9.3 of these
By-laws is advanced or delayed by
more than 30 days from the first
anniversary of the date of the
preceding year's annual meeting, the
Shareholder Notice, to be timely,
must be so delivered not earlier than
the 120th day prior to the date
of such annual meeting and not later
than 5:00 p.m., Eastern Time, on the
90th day prior to the date of
such annual meeting or, if the first
public announcement of the date of such
annual meeting is less than
100 days prior to the date of such
annual meeting, the tenth day following
the day on which public
announcement of the date of such meeting
is first made by the Trust.  In no event
shall any postponement or adjournment of
an annual meeting, or the public
announcement thereof, commence a
new time period (or extend any time period)
for the giving of a Shareholder Notice.
To be in proper form, a Shareholder
Notice (whether given pursuant to this
Section 9.9(a)(2) or Section 9.9(b))
shall: (i) set forth as to each individual
whom the Shareholder proposes to nominate
for election or reelection as a Trustee,
(A) the name, age, date of birth,
nationality, business address and
residence address of such individual,
(B) the class, series and number of
any shares of beneficial interest of
the Trust that are owned of record or
beneficially owned by such individual,
(C) the date such shares were acquired
and the investment intent of such
acquisition, (D) whether such Shareholder
believes any such individual is,
or is not, an "interested person" of
the Trust, as defined in the 1940 Act
and information regarding such
individual that is sufficient, in the
discretion of the Board of Trustees or
any committee thereof or any
authorized officer of the Trust, to make
such determination, (E) all other
information relating to such
individual that would be required
to be disclosed in a proxy statement
or otherwise required to be made
in connection with solicitations
of proxies for election of Trustees
in a contested election pursuant to
Regulation 14A (or any successor
provision) under the 1934 Act
(including such individual's written
consent to being named in the
proxy statement as a nominee and to
serving as a Trustee if elected), and
(F) a description of all direct and
indirect compensation and other
material monetary agreements,
arrangements and understandings during
the past three years, and any other
material relationships, between or among
such Shareholder and any Shareholder
Associated Person (as defined below), if
any, and their respective affiliates
and associates, or others acting in
concert therewith, on the one hand,
and each proposed nominee, and his or
her respective affiliates and associates,
or others acting in concert therewith,
on the other hand, including, without
limitation, all information that would
be required to be disclosed pursuant to
Item 404 promulgated under Regulation
S-K if the Shareholder making the
nomination and any Shareholder Associated
Person, or any affiliate or associate
thereof or Person acting in concert
therewith, were the "registrant" for
purposes of such Item and the nominee
were a Trustee or executive officer of
such registrant; (ii) if the Shareholder
Notice relates to any business other
than a nomination of a Trustee or
Trustees that the Shareholder proposes
to bring before the meeting,
set forth (A) a brief description of
the business desired to be brought before
the meeting, the reasons for
proposing such business at the meeting
and any material interest in such business
of such Shareholder and any Shareholder
Associated Person, individually or in
the aggregate, including any anticipated
benefit to the Shareholder and any
Shareholder Associated Person therefrom
and (B) a description of all agreements,
arrangements and understandings between
such Shareholder and such Shareholder
Associated Person, if any, and any
other Person or Persons (including their
names) in connection with the proposal
of such business by such Shareholder;
(iii) set forth, as to the Shareholder
giving the Shareholder Notice and any
Shareholder Associated Person, (A) the
class, series and number of all
shares of beneficial interest of the Trust
which are, directly or indirectly,
owned beneficially and of record by such
Shareholder and by such Shareholder
Associated Person, if any, and the nominee
holder for, and number of, shares owned
beneficially but not of record by such
Shareholder and by any such Shareholder
Associated Person, (B) any option, warrant,
convertible security, appreciation right or
similar right with an exercise or conversion
privilege or settlement payment date or
mechanism at a price related to any class
or series of shares of the Trust or with
value derived in whole or in part from the
value of any class or series of shares of
the Trust, whether or not such instrument
or right shall be subject to settlement in
the underlying class or series of shares
of beneficial interest of the Trust or
otherwise (a "Derivative Instrument")
directly or indirectly owned beneficially
by such Shareholder and by such Shareholder
Associated Person, if any, and any other
direct or indirect opportunity to profit or
share in any profit derived from any
increase or decrease in the value of shares
of the Trust, (C) any proxy, contract,
arrangement, understanding or relationship
pursuant to which such Shareholder and
such Shareholder Associated Person, if
any, has a right to vote any shares of
any security of the Trust,
(D) any short interest in any security of
the Trust (for purposes of this
Section 9.9(a)(2), a Person shall
be deemed to have a short interest in a
security if such Person directly or indirectly,
through any contract, arrangement,
understanding, relationship or otherwise,
has the opportunity to profit or share in
any profit derived from any decrease in the
value of the subject security), (E) any rights
to dividends on the shares of the Trust owned
beneficially by such Shareholder or Shareholder
Associated Person, if any, that are separated
or separable from the underlying shares of the
Trust, (F) any proportionate interest in the
shares of the Trust or Derivative Instruments
held, directly or indirectly, by a general or
limited partnership or other entity in
which such Shareholder or Shareholder
Associated Person, if any, is a general partner
or holds a similar position or, directly or
indirectly, beneficially owns an interest in a
general partner or entity that holds a
similar position, (G) any performance-related
fees (other than an asset-based fee) that such
Shareholder or Shareholder Associated Person,
if any, is entitled to based on any increase
or decrease in the value of shares of the Trust
or Derivative Instruments, if any, as of the
date of the Shareholder Notice, including
without limitation any such interest held by
members of such Shareholder's or Shareholder
Associated Person's, if any, immediate
family sharing the same household (which
information shall be supplemented by such
Shareholder or Shareholder Associated Person,
if any, not later than ten days after the
record date for the meeting to disclose
such ownership as of the record date) and
(H) any other derivative positions held of
record or beneficially by the Shareholder
and any Shareholder Associated Person and
whether and the extent to which any hedging
or other transaction or series of transactions
has been entered into by or on behalf of, or
any other agreement, arrangement or
understanding has been made, the effect
or intent of which is to mitigate or otherwise
manage benefit, loss or risk of share
price changes or to increase or decrease
the voting power of, such Shareholder or
any Shareholder Associated Person with
respect to the Trust's securities; (iv)
set forth, as to the Shareholder giving the
Shareholder Notice and any Shareholder
Associated Person, (A) the name and address
of such Shareholder as they appear on the
Trust's share ledger and current name and
address, if different, and of such Shareholder
Associated Person and (B) any other
information relating to such Shareholder
and Shareholder Associated Person, if any,
that would be required to be disclosed
in a proxy statement or other filings
required to be made in connection with
solicitations of proxies for, as applicable,
the proposal and/or for the election of
Trustees in a contested election pursuant to
Regulation 14A (or any successor provision)
of the 1934 Act; (v) set forth, to the extent
known by the Shareholder giving the Shareholder
Notice, the name and address of any other
Shareholder or beneficial owner of Shares
supporting the nominee for election or
reelection as a Trustee or the proposal
of other business on the date of the applicable
Shareholder Notice; (vi) with respect to
each nominee for election or reelection as a
Trustee, be accompanied by a completed and
signed questionnaire, representation
and agreement required by Section 9.10 of
these Bylaws; (vii) set forth any material
interest of the Shareholder providing the
Shareholder Notice, or any Shareholder
Associated Person, in the matter proposed
(other than as a shareholder of the Trust);
and (viii) include a representation that the
Shareholder or an authorized representative
thereof intends to appear in person at the
meeting to act on the matter(s) proposed.
With respect to the nomination of an
individual for election or reelection as a
Trustee pursuant to Section 9.9(a)(1)(iii),
the Trust may require the proposed nominee
to furnish such other information as may
reasonably be required by the Trust to
determine the eligibility of such
proposed nominee to serve an in independent
Trustee of the Trust or that could be
material to a reasonable shareholder's
understanding of the independence, or
lack thereof, of such nominee.  If a
nominee fails to provide such written
information within five Business Days,
the information requested
may be deemed by the Board of Trustees
not to have been provided in accordance
with this Section 9.9.
            (3)	Notwithstanding anything
in the second sentence of subsection
(a)(2) of this Section 9.9 to the
contrary, in the event the Board of
Trustees increases the number of
Trustees and there is no public
announcement by the Trust naming
all of the nominees for Trustee or
specifying the size of the increased Board
of Trustees at least 100 days prior to
the first anniversary of the preceding
year's annual meeting, a Shareholder Notice
required by this Section 9.9(a) shall
also be considered timely, but only with
respect to nominees for any new positions
created by such increase, if it shall be
delivered to the Secretary at the
principal executive office of the Trust not
later than 5:00 p.m., Eastern
Time, on the tenth day following the day
on which such public announcement is
first made by the Trust.
            (4)	For purposes of this
Section 9.9, "Shareholder Associated
Person" of any Shareholder shall mean (i)
any Person controlling, directly or
indirectly, or acting in concert with,
such Shareholder, including any beneficial
owner of the Trust's securities on whose
behalf a nomination or proposal is made,
(ii) any beneficial owner of shares of
beneficial interest of the Trust owned of
record or beneficially by such Shareholder
and (iii) any Person controlling,
controlled by or under common control
with such Shareholder Associated Person.
For purposes of the definition of
Shareholder Associated Person, the term
"control" (including the terms
"controlling," "controlled by" and "under
common control with") has the same
meaning as in Rule 12b-2 under the
1934 Act.
      (b) 	Special Meetings of
Shareholders.  Only such business
shall be conducted at a special
meeting of Shareholders as shall have
been brought before the meeting pursuant
to the notice of meeting given by the
Secretary or Trustees pursuant to Section
9.3 of these By-laws.  Nominations of
individuals for election to the Board of
Trustees may be made at a special
meeting of Shareholders at which Trustees
are to be elected (i) pursuant to the
Trust's notice of meeting given by the
Secretary or Trustees pursuant to Section
9.3 of these By-laws, (ii) by or at the
direction of the Board of Trustees or
(iii) provided that the Board of Trustees
has determined that Trustees shall be
elected at such special meeting, by
any Shareholder if such Shareholder
(A) can demonstrate to the Trust record
ownership of Shares both as of the time
the Shareholder Notice was delivered to
the Secretary as provided in Section
9.9(a)(2) of these By-laws and at the
time of the special meeting, (B) is
entitled to vote the applicable Shares
at the special meeting and (C) has
complied with the procedures set forth
in this Section 9.9 as to such nomination.
In the event that a special meeting of
Shareholders is called for the purpose
of electing one or more individuals to
the Board of Trustees, any Shareholder
may nominate an individual or individuals
(as the case may be) for election to such
position(s) as specified in the Trust's
notice of meeting, if the Shareholder
Notice required by paragraph (2) of
Section 9.9(a) of these By-laws shall be
delivered to the Secretary at the principal
executive office of the Trust not earlier
than the 120th day prior to such special
meeting of Shareholders and not later
than 5:00 p.m., Eastern Time, on the 90th
day prior to such special meeting or,
if the first public announcement
of the date of such special
meeting of Shareholders is less than 100
days prior to the date of such special
meeting, the tenth day following the day
on which public announcement is first made
of the date of the special meeting of
Shareholders and of the nominees
proposed by the Board of Trustees to
be elected at such meeting.  In
no event shall any postponement or
adjournment of a special meeting of
Shareholders, or the public
announcement thereof, commence a new
time period (or extend any time period)
for the giving of a Shareholder Notice.
      (c) 	General.
            (1)	Upon written request by
the Secretary or the Board of Trustees or
any committee thereof, any Shareholder
proposing a nominee for election as a
Trustee or any proposal for other business
at a meeting of Shareholders shall provide,
within five Business Days of delivery of
such request (or such other period as may be
specified in such request), written
verification, satisfactory, in the discretion
of the Board of Trustees or any committee
thereof or any authorized officer of the Trust,
to demonstrate the accuracy of any information
submitted by the Shareholder pursuant to this
Section 9.9.  If a Shareholder fails to
provide such written verification within
such period, the information as to
which written verification was requested
may be deemed by the Board of Trustees
not to have been provided in accordance
with this Section 9.9.  Notwithstanding a
nything herein to the contrary, the Trust
shall have no obligation to inform a
Shareholder of any defects with respect
to the timing or substance of
a Shareholder Notice or give such
Shareholder an opportunity to cure
any defects.
            (2)	Only such individuals
who are nominated in accordance with
the procedures set forth in this Section
9.9 shall be eligible for election by
Shareholders as Trustees, and only such business
shall be conducted at a meeting of
Shareholders as shall have been brought
before the meeting in accordance with the
procedures set forth in these By-laws.
Except as otherwise provided by law, the
Declaration or these By-laws, the chairman
presiding over the meeting of Shareholders
shall have the power to determine whether a
nomination or any other business proposed to
be brought before the meeting was made or
proposed, as the case may be, in accordance
with the Declaration and these By-laws and,
if any proposed nomination or business is not
in compliance with the procedures set forth in
the Declaration or these By-laws, to declare
that such defective proposal or nomination
shall be disregarded.  Any determination by
the chairman presiding over a meeting of
Shareholders shall be binding on all parties.
            (3)	For purposes of this Section 9.9,
"public announcement" shall mean disclosure
(i) in a press release reported by the Dow
Jones News Service, Associated Press, Business
Wire, PR Newswire or comparable news service,
(ii) in a document publicly filed by the Trust
with the Securities and Exchange Commission
pursuant to the 1934 Act or the 1940 Act and
the rules and regulations promulgated thereunder
or (iii) on a Web site accessible to the
public maintained by the Trust or by its
investment adviser or an affiliate of such
investment adviser with respect to the Trust.
            (4)	Notwithstanding the foregoing
provisions of this Section 9.9, a Shareholder
shall also comply with all applicable law,
including, without limitation, requirements
of state law and of the 1934 Act and the rules
and regulations promulgated thereunder, with
respect to the matters set forth in
this Section 9.9.
9.10 	Submission of Questionnaire, Representation
and Agreement. To be eligible to be a Shareholder nominee for election as a Trustee of the Trust, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of a Shareholder Notice) to the Secretary of the Trust at the principal executive office of the Trust a written questionnaire with respect to the background and qualification of such person
(which questionnaire shall be provided by the Secretary of the Trust upon written request) and a written representation and agreement that such person (a) is not and will not become a party to
(1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person as to how such person, if elected as a Trustee of the Trust, will act or vote on any issue or question (a "Voting
Commitment") that has not been disclosed to the Trust or (2) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a Trustee of the Trust, with such person's fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any Person other than the Trust with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Trustee that has not been disclosed therein and (c) in such person's individual capacity, would be in compliance, if elected as a Trustee of the Trust, and will comply with all applicable publicly disclosed trust governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Trust.
ARTICLE 10
Extraordinary Transactions
10.1 Conversion to an Open-End Company. Except as required by the first sentence of Article IX
Section 5 of the Declaration, no proposal for the conversion of the Trust from a "closed-end company" to an "open-end company," as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act (as in effect on the date these By-laws are adopted), shall be made to the Shareholders by the Trustees without the affirmative vote or consent of at least a majority of the Trustees and eighty percent (80%) of the Continuing Trustees.
10.2 Termination of the Trust. Any termination of the Trust by the Trustees without a vote of the Shareholders pursuant to the second sentence of Article IX Section 1 of the Declaration shall require the affirmative vote or consent of at least a majority of the Trustees and eighty percent (80%) of the Continuing Trustees.
10.3 Asset Sale. The sale, conveyance or transfer of the assets of the Trust to another trust, partnership, association or corporation organized under the laws of any state of the United
States in exchange for cash, shares or other securities with such transfer being made subject to, or with the assumption by the transferee of, the liabilities belonging to the Trust pursuant to the first sentence of the third paragraph of
Article IX Section 1 of the Declaration shall require the affirmative vote or consent of at least a majority of the Trustees and eighty percent (80%) of the Continuing Trustees.
10.4 Certain Other Extraordinary Transactions.
Unless otherwise required by the Declaration, these By-laws or applicable law, the affirmative vote or consent of at least
(i) a majority of the Trustees
and (ii) either (A) eighty percent (80%) of the Continuing Trustees or (B) seventy-five percent (75%) of the Shares outstanding and entitled to vote thereon shall be required to authorize any of the following actions, which approvals shall be in addition to any approvals required by the Declaration, these By-laws or applicable law:
      (a) any merger, consolidation or share
exchange of the Trust or any class (or series thereof) of Shares with or into any other
Person or of any Person with or into the Trust or any class (or series thereof) of Shares;
      (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions in any 12 month period) to or with any other person of any assets of the Trust having an aggregate fair market value of $1,000,000 or more except for portfolio transactions of the Trust (including pledges of assets in connection with borrowings or other transactions) effected in the ordinary course of the Trust's business;
      (c) the issuance or transfer by the Trust
(in one transaction or a series of transactions in any 12 month period) of any securities issued by the Trust to any other Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $1,000,000 or more excluding (v) issuances or transfers of debt securities of the Trust, (w) sales of any securities of the Trust in connection with a public offering, (x) issuances of any securities of the Trust pursuant to a dividend reinvestment plan and/or cash purchase plan adopted by the Trust, (y) issuances of any securities of the Trust upon the exercise of any share subscription rights distributed by the Trust and
(z) portfolio transactions effected by the Trust in the ordinary course of business;
ARTICLE 11
Books and Records; Writings
11.1 Books and Records. The books and records of the Trust and any series or classes thereof, including the share ledger or ledgers, may be kept in or outside The Commonwealth of Massachusetts at such office or offices of the Trust and/or its agents as may from time to time be determined by the officers of the Trust.
11.2 Access to Book and Records. The Shareholders shall only have such right to inspect the records, documents, accounts and books of the Trust or any class (or series of such class) thereof as may be granted from time to time by the Trustees in their sole discretion.
11.3 Writings. To the fullest extent permitted by applicable law, except as the Trustees may otherwise determine:
      (a) any requirements in the Declaration
or in the By-laws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees provided such form is capable of conversion into a written form within a reasonable time; and
      (b) any requirements in the Declaration
or in the By-laws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.
ARTICLE 12
Amendments to the By-laws
12.1 General. Except to the extent that the Declaration or applicable law requires a vote or consent of Shareholders, these By-laws may be amended, changed, altered or repealed, in whole or part, only by resolution of at least a majority of the Trustees and eighty percent (80%) of the Continuing Trustees then in office at any meeting of the Trustees, or by one or more writings signed by the required number of all of the Trustees and the Continuing Trustees.
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